Knife River Corporation Reports Second Quarter Earnings
Achieved record second quarter revenue, net income, EBITDA and backlog
Reduced net debt leverage to 2.3x EBITDA
Raised revenue and EBITDA guidance; initiated adjusted EBITDA guidance
BISMARCK, N.D. — Aug. 8, 2023 — Knife River Corporation (NYSE: KNF), an aggregates-led, vertically integrated construction materials and contracting services company, today announced financial results for the second quarter ended June 30, 2023.

Second Quarter Financial Highlights

(In millions, except per share)	2023	2022	% Change
Revenue	$785.2	$711.8	10%
Gross profit	$153.0	$103.3	48%
Net income	$56.8	$38.6	47%

EBITDA	$125.1	$87.3	43%
EBITDA margin	15.9%	12.3%

Adjusted EBITDA	$126.3	$90.4	40%
Adjusted EBITDA margin	16.1%	12.7%

Net income per diluted share	$1.00	$0.68	47%
Note: EBITDA, Adjusted EBITDA, EBITDA margin and Adjusted EBITDA margin are non-GAAP financial measures. For more information on all non-GAAP measures and a reconciliation to the nearest GAAP measure, see the section entitled "Non-GAAP Financial Measures."

"I am excited to highlight our record results, including our all-time second quarter highs in revenue, net income and EBITDA" said Brian Gray, Knife River president and CEO. "I want to thank our team members at Knife River for driving our success as a new independent, public company. We successfully completed the tax-free separation from MDU Resources Group, Inc. during the quarter, and we are now better positioned to effectively allocate both capital and resources, and to generate long-term value for our shareholders.

"Reflecting on the quarter, each of our regions benefited from disciplined materials pricing, targeted bidding and solid execution, which are key components of our 'Competitive EDGE' strategy — Knife River's plan for increasing adjusted EBITDA margins and executing on other key initiatives aimed at continued profitable growth," Gray continued. "As we head into the heart of the construction season, we look to further leverage our aggregates-led, vertically integrated business model to take advantage of industry tailwinds.

"Looking to the future, we remain optimistic that the demand environment, including local, state and federal funding, will continue to support strong construction activity," Gray said. "This funding has contributed to a record $1.04 billion in contracting services backlog at improved margins. We anticipate steady demand in the high-growth, mid-sized markets in which we operate and are further encouraged by aggregates opportunities currently within our acquisition pipeline. Since our spin-off, we have paid down $35 million in debt to reduce our net leverage to 2.3x EBITDA, providing us even more financial flexibility to invest and grow our business."

Gray concluded, "Based on our results from the first half of 2023, and the demand we are anticipating for the remainder of the second half of the year, we have raised our revenue guidance to a range of $2.6 billion to $2.8 billion, and raised EBITDA guidance to a range of $320 million to $370 million for fiscal year 2023. To help provide a clear comparison to last year and account for certain one-time costs related to our separation from MDU Resources, we also are transitioning to adjusted EBITDA guidance of $330 million to $380 million. We are highly committed to our EDGE plan, including 15% annual adjusted EBITDA margins by 2025, industry-leading return on invested capital and long-term value creation."

Second Quarter Consolidated Company Results
Knife River reported second quarter consolidated revenue of $785.2 million, a 10% increase from the prior-year period, led by strong results in each region and more than 10% price increases across all consolidated product lines. EDGE-related price adjustments and bidding strategies contributed to a 43% year-over-year increase in EBITDA, to $125.1 million. Contracting services backlog of $1.04 billion was a record for any quarter, and reflects margins greater than the same time last year. For the quarter, adjusted EBITDA was $126.3 million. See the section entitled "Non-GAAP Financial Measures" for more information on all non-GAAP measures and a reconciliation to the nearest GAAP measure.

Financial and Operating Results by Reporting Segment
Pacific
Alaska, California, Hawaii	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2023	2022	% Change	2023	2022	% Change
	(In millions)
Revenue	$142.2	$128.4	11%	$209.9	$213.8	(2)%
EBITDA	$22.0	$15.2	45%	$18.9	$20.6	(8)%
EBITDA margin	15.5%	11.8%		9.0%	9.7%
Second quarter revenue improved $13.8 million year-over-year to $142.2 million, led by strengthened results in Hawaii as the local economy continues to regain momentum through tourism and military spending. The segment also benefited from strong product pricing through continued EDGE-related pricing initiatives, as well as from increased ready-mix volumes in Northern California based in part on our late 2022 acquisition in Modesto. Partially offsetting the region's increased revenues were lower asphalt volumes and decreased contracting services revenues, both resulting from the late start to the construction season. EBITDA increased $6.8 million year-over-year to $22.0 million, the highest level for the second quarter since 2020, as the region saw higher realized prices and lower equipment operating costs, mainly fuel.

Northwest
Oregon, Washington	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2023	2022	% Change	2023	2022	% Change
	(In millions)
Revenue	$179.0	$151.0	19%	$294.9	$256.5	15%
EBITDA	$40.7	$23.2	75%	$53.8	$36.0	49%
EBITDA margin	22.7%	15.4%		18.3%	14.0%
Second quarter revenue improved $28.0 million year-over-year to $179.0 million, led by strong product pricing and increased demand for contracting services. EBITDA increased $17.5 million year-over-year to $40.7 million, supported by consistent market demand and continued EDGE-related pricing initiatives. Contracting services backlog increased 52% year-over-year to an all-time record $257.3 million.

Mountain
Idaho, Montana, Wyoming	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2023	2022	% Change	2023	2022	% Change
	(In millions)
Revenue	$175.8	$170.4	3%	$236.4	$228.9	3%
EBITDA	$32.6	$28.6	14%	$26.0	$20.6	26%
EBITDA margin	18.5%	16.8%		11.0%	9.0%
Second quarter revenue improved $5.4 million year-over-year to $175.8 million, with strong product pricing more than offsetting the absence of a significant airport project that largely occurred in the prior-year period. EBITDA increased $4.0 million year-over-year to $32.6 million, supported by demand and pricing momentum. Contracting services remains highly active across all markets, with backlog at an all-time second quarter high of $377.3 million, an 8% increase year-over-year.

North Central
Iowa, Minnesota, North Dakota, South Dakota	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2023	2022	% Change	2023	2022	% Change
	(In millions)
Revenue	$187.6	$167.2	12%	$208.6	$190.1	10%
EBITDA	$24.4	$16.1	52%	$.9	$(8.2)	n.m.
EBITDA margin	13.0%	9.6%		.4%	(4.3)%
Second quarter revenue improved $20.4 million year-over-year to $187.6 million, led by strong product pricing across all product lines. EDGE-related aggregate price increases in the region more than offset lower volumes. EBITDA increased $8.3 million year-over-year to $24.4 million. Contracting services also began to benefit from the new EDGE-aligned bidding strategy, positively impacting current results and backlog margins. Second quarter backlog decreased 13% year-over-year to $255.4 million.

All Other and intersegment eliminations
Iowa, Nebraska, North Dakota, South Dakota, Texas, Wyoming	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2023	2022	% Change	2023	2022	% Change
	(In millions)
Revenue	$100.6	$94.8	6%	$143.3	$132.5	8%
EBITDA	$5.4	$4.2	29%	$11.4	$.1	n.m.
EBITDA margin	5.3%	4.4%		7.9%	.1%
Second quarter revenue improved $5.8 million year-over-year to $100.6 million, as a result of higher average selling prices for asphalt products and ready-mix concrete, offset in part by the sale of non-strategic assets in southeast Texas in December 2022. EBITDA improved $1.2 million year-over-year to $5.4 million as a result of increased pricing, partially offset by higher corporate costs as a result of Knife River standing itself up as a publicly traded company.

Liquidity and Capital Allocation
As of June 30, 2023, Knife River held $68.5 million of cash, cash equivalents and restricted cash, and $839.1 million of outstanding debt. The company had $155 million outstanding of the $350 million revolving credit facility at June 30, 2023. Net debt to trailing-twelve-month EBITDA was 2.3x. The company remains committed to the stated long-term annualized goal of approximately 2.5x net debt to trailing-twelve-month EBITDA.
Knife River has spent approximately $56.0 million of the planned $125 million of capital projects for 2023, with the majority allocated to maintenance projects. Future acquisitions are not included in this amount and would be incremental to the capital program. The company remains focused on its EDGE strategy, including a disciplined capital allocation plan.

Guidance
For the full year 2023, Knife River is increasing its guidance ranges on revenue and EBITDA to better reflect momentum in pricing strength, cost optimization, federal funding tailwinds, and continued positive impacts from the EDGE initiatives. The company also is transitioning to adjusted EBITDA guidance to more clearly account for certain one-time costs related to the tax-free separation from MDU Resources.
•Revenues in the range of $2.6 billion to $2.8 billion.
•EBITDA in the range of $320 million to $370 million.
•Adjusted EBITDA in the range of $330 million to $380 million.
•Capital expenditures of approximately $125 million.*
*Future acquisitions are not included in this amount and would be incremental to the capital program

Conference Call
Knife River will host a conference call at 10 a.m. EDT on August 8, 2023, to discuss second quarter results and answer questions. The event will be webcast at https://events.q4inc.com/attendee/986161993. To participate in the live call:
•Domestic: 1-888-396-8049
•International: 1-416-764-8646

About Knife River Corporation
Knife River Corporation, a member of the S&P MidCap 400 index, mines aggregates and markets crushed stone, sand, gravel and related construction materials, including ready-mix concrete, asphalt and other value-added products. Knife River also performs vertically integrated contracting services, specializing in publicly funded DOT projects and private projects across the industrial, commercial and residential space. For more information about the company, visit www.kniferiver.com.
Media Contact: Tony Spilde, Senior Director of Communications, 541-693-5949
Financial Contact: Zane Karimi, Director of Investor Relations, 503-944-3508

Forward-Looking Statements
The information in this news release highlights the key growth strategies, projections and certain assumptions for the company and its subsidiaries. Many of these highlighted statements and other statements not historical in nature are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Although the company believes that its expectations are based on reasonable assumptions, there is no assurance the company’s projections or estimates for growth, shareholder value creation and financial guidance or other proposed strategies will be achieved. Please refer to assumptions contained in this news release, as well as the various important factors listed in Part I, Item 1A - Risk Factors in the company's registration statement on Form 10 and subsequent filings with the Securities and Exchange Commission.
Changes in such assumptions and factors could cause actual future results to differ materially from growth and financial guidance. All forward-looking statements in this news release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, the company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.
Throughout this news release, the company presents financial information prepared in accordance with GAAP, as well as EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin, including those measures by segment, which are considered non-GAAP financial measures. The use of these non-GAAP financial measures should not be construed as alternatives to net income or net income margin. The company believes the use of these non-GAAP financial measures are beneficial in evaluating the company's operating performance. Please refer to the "Non-GAAP Financial Measures" section contained in this document for additional information.

Knife River Corporation
Consolidated Statements of Operations
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
	(In millions, except per share amounts)
Revenue:
Construction materials	$431.8	$381.1	$624.7	$576.8
Contracting services	353.4	330.7	468.4	445.0
Total revenue	785.2	711.8	1,093.1	1,021.8
Cost of revenue:
Construction materials	316.2	303.5	510.3	506.3
Contracting services	316.0	305.0	425.7	411.0
Total cost of revenue	632.2	608.5	936.0	917.3
Gross profit	153.0	103.3	157.1	104.5
Selling, general and administrative expenses	59.5	42.9	108.1	88.7
Operating income	93.5	60.4	49.0	15.8
Interest expense	19.1	7.4	28.7	12.7
Other income (expense)	2.5	(2.8)	3.3	(4.8)
Income (loss) before income taxes	76.9	50.2	23.6	(1.7)
Income tax expense (benefit)	20.1	11.6	8.1	(.2)
Net income (loss)	$56.8	$38.6	$15.5	$(1.5)

Earnings (loss) per share:
Basic	$1.00	$.68	$.27	$(.03)
Diluted	$1.00	$.68	$.27	$(.03)
Weighted average common shares outstanding:
Basic	56.6	56.6	56.6	56.6
Diluted	56.6	56.6	56.6	56.6

Knife River Corporation
Consolidated Balance Sheets
(Unaudited)
	June 30, 2023	December 31, 2022
Assets	(In millions, except shares and per share amounts)
Current assets:
Cash, cash equivalents and restricted cash	$68.5	$10.1
Receivables, net	418.6	210.2
Costs and estimated earnings in excess of billings on uncompleted contracts	58.0	31.1
Due from related-party	—	16.1
Inventories	374.4	323.3
Prepayments and other current assets	38.8	17.8
Total current assets	958.3	608.6
Noncurrent assets:
Property, plant and equipment	2,533.4	2,489.4
Less accumulated depreciation, depletion and amortization	1,221.9	1,174.2
Net property, plant and equipment	1,311.5	1,315.2
Goodwill	274.5	274.5
Other intangible assets, net	12.1	13.4
Operating lease right-of-use assets	45.9	45.9
Investments and other	40.6	36.7
Total noncurrent assets	1,684.6	1,685.7
Total assets	$2,642.9	$2,294.3
Liabilities and Stockholders' Equity
Current liabilities:
Long-term debt - current portion	$7.1	$.2
Related-party notes payable - current portion	—	238.0
Accounts payable	174.6	87.4
Billings in excess of costs and estimated earnings on uncompleted contracts	44.6	39.8
Taxes payable	29.9	8.5
Accrued compensation	26.0	29.2
Due to related-party	—	20.3
Current operating lease liabilities	14.1	13.2
Other accrued liabilities	88.1	80.3
Total current liabilities	384.4	516.9
Noncurrent liabilities:
Long-term debt	832.0	.4
Related-party notes payable	—	446.4
Deferred income taxes	170.5	175.8
Noncurrent operating lease liabilities	31.9	32.7
Other	129.2	93.5
Total liabilities	1,548.0	1,265.7
Commitments and contingencies
Stockholders' equity:
Common stock, 300,000,000 shares authorized, $0.01 par value, 56,997,350 shares issued and 56,566,214 shares outstanding at June 30, 2023; 80,000 shares authorized, issued and outstanding, $10 par value at December 31, 2022
	.6	.8
Other paid-in capital	611.6	549.1
Retained earnings	498.5	494.7
MDU Resources common stock held by subsidiary at cost - 538,921 shares at December 31, 2022	—	(3.6)
Treasury stock held at cost - 431,136 shares	(3.6)	—
Accumulated other comprehensive loss	(12.2)	(12.4)
Total stockholders' equity	1,094.9	1,028.6
Total liabilities and stockholders' equity	$2,642.9	$2,294.3

Knife River Corporation
Consolidated Statements of Cash Flows
(Unaudited)
	Six Months Ended
	June 30,
	2023	2022
	(In millions)
Operating activities:
Net income (loss)	$15.5	$(1.5)
Adjustments to reconcile net income (loss) to net cash used in operating activities:	55.1	58.6
Changes in current assets and liabilities, net of acquisitions:
Receivables	(236.4)	(215.2)
Due from related-party	16.1	1.0
Inventories	(51.1)	(66.3)
Other current assets	(20.9)	(16.8)
Accounts payable	102.6	73.1
Due to related-party	(7.3)	9.8
Other current liabilities	25.6	8.9
Pension and postretirement benefit plan contributions	(.3)	(.2)
Other noncurrent changes	30.7	.8
Net cash used in operating activities	$(70.4)	$(147.8)
Investing activities:
Capital expenditures	(66.6)	(80.3)
Acquisitions, net of cash acquired	—	(.5)
Net proceeds from sale or disposition of property and other	4.1	4.3
Investments	(1.6)	(1.6)
Net cash used in investing activities	$(64.1)	$(78.1)
Financing activities:
Issuance of current related-party notes, net	—	100.0
Issuance of long-term related-party notes, net	205.3	154.9
Issuance of long-term debt	855.0	—
Repayment of long-term debt	(.1)	(.1)
Debt issuance costs	(16.7)	(.7)
Net transfers to Centennial Energy Holdings Inc.	(850.6)	(29.3)
Net cash provided by financing activities	$192.9	$224.8
Increase (decrease) in cash, cash equivalents and restricted cash	58.4	(1.1)
Cash, cash equivalents and restricted cash -- beginning of year	10.1	13.8
Cash, cash equivalents and restricted cash -- end of period	$68.5	$12.7

Segment Financial Data and Highlights (Unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2023		2022		2023		2022
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
	(Dollars in millions)
Revenues by operating segment:
Pacific	$142.2		$128.4		$209.9		$213.8
Northwest	179.0		151.0		294.9		256.5
Mountain	175.8		170.4		236.4		228.9
North Central	187.6		167.2		208.6		190.1
All Other and internal sales	100.6		94.8		143.3		132.5
Total revenues	$785.2		$711.8		$1,093.1		$1,021.8

Gross profit by operating segment:
Pacific	$27.2	19.1%	$18.3	14.2%	$28.9	13.8%	$26.6	12.4%
Northwest	43.1	24.0%	24.2	16.1%	58.8	19.9%	38.3	14.9%
Mountain	34.4	19.6%	29.5	17.3%	28.6	12.1%	23.8	10.4%
North Central	28.4	15.2%	17.9	10.7%	8.2	4.0%	(3.1)	(1.6)%
All Other	19.9	19.8%	13.4	14.1%	32.6	22.7%	18.9	14.3%
Total gross profit	$153.0	19.5%	$103.3	14.5%	$157.1	14.4%	$104.5	10.2%

EBITDA*:
Pacific	$22.0	15.5%	$15.2	11.8%	$18.9	9.0%	$20.6	9.7%
Northwest	40.7	22.7%	23.2	15.4%	53.8	18.3%	36.0	14.0%
Mountain	32.6	18.5%	28.6	16.8%	26.0	11.0%	20.6	9.0%
North Central	24.4	13.0%	16.1	9.6%	.9	.4%	(8.2)	(4.3)%
All Other	5.4	5.3%	4.2	4.4%	11.4	7.9%	.1	.1%
Total EBITDA*	$125.1	15.9%	$87.3	12.3%	$111.0	10.2%	$69.1	6.8%
*EBITDA, Segment EBITDA, and EBITDA margin are non-GAAP financial measures. For more information and a reconciliation to the nearest GAAP measure, see the section entitled "Non-GAAP Financial Measures."

The following table summarizes backlog for the company.

	June 30, 2023	June 30, 2022
	(In millions)
Pacific	$78.3	$92.5
Northwest	257.3	169.4
Mountain	377.3	348.9
North Central	255.4	294.9
All Other	72.6	71.7
	$1,040.9	$977.4
Margins on backlog at June 30, 2023, are higher than the margins on backlog at June 30, 2022. Approximately 84% of the company's contracting services backlog relates to publicly funded projects, including street and highway construction projects, which are driven primarily by public works projects for state departments of transportation. Period over period increases or decreases cannot be used as an indicator of future revenues or earnings.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Sales (thousands):
Aggregates (tons)	9,181	9,521	14,049	14,491
Ready-mix concrete (cubic yards)	1,113	1,140	1,674	1,873
Asphalt (tons)	1,913	2,101	2,092	2,417

Average selling price:*
Aggregates (per ton)	$15.95	$14.33	$16.37	$14.77
Ready-mix concrete (per cubic yard)	$166.11	$147.53	$168.30	$147.67
Asphalt (per ton)	$65.32	$57.85	$66.24	$57.77
*The average selling price includes freight and delivery and other revenues.

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2023		2022		2023		2022
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
	(Dollars in millions)
Revenues by product line:
Aggregates	$146.4		$136.4		$229.9		$214.0
Ready-mix concrete	184.9		168.1		281.7		276.6
Asphalt	125.0		121.5		138.5		139.7
Other*	143.2		124.3		181.8		161.8
Contracting services	353.4		330.7		468.4		445.0
Internal sales	(167.7)		(169.2)		(207.2)		(215.3)
Total revenues	$785.2		$711.8		$1,093.1		$1,021.8

Gross profit by product line:
Aggregates	$36.4	24.9%	$29.7	21.8%	$38.8	16.9%	$30.0	14.0%
Ready-mix concrete	28.1	15.2%	23.4	13.9%	36.8	13.1%	32.7	11.8%
Asphalt	16.4	13.1%	11.4	9.4%	10.3	7.5%	6.3	4.5%
Other*	34.7	24.2%	13.1	10.5%	28.5	15.6%	1.5	.9%
Contracting services	37.4	10.6%	25.7	7.8%	42.7	9.1%	34.0	7.6%
Total gross profit	$153.0	19.5%	$103.3	14.5%	$157.1	14.4%	$104.5	10.2%
*Other includes cement, liquid asphalt, merchandise, fabric and spreading, and other products and services that individually are not considered to be a major line of business.

Non-GAAP Financial Measures
EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA Margin, including those measures by segment, are considered non-GAAP financial measures and are most directly comparable to the corresponding GAAP measures of net income, net income margin, gross profit and gross margin. Knife River believes these non-GAAP financial measures, in addition to corresponding GAAP measures, are useful to investors by providing meaningful information about operational efficiency compared to its peers by excluding the impacts of differences in tax jurisdictions and structures, debt levels and capital investment. Management believes Adjusted EBITDA is a useful performance measure because it allows for an effective evaluation of the company's operating performance by excluding stock-based compensation and unrealized gains and losses on benefit plan investments as they are considered non-cash and not part of the company's core operations. The company also excludes the one-time, non-recurring costs associated with the separation of Knife River from MDU Resources as those are not expected to continue. Rating agencies and investors also use EBITDA and Adjusted EBITDA to calculate Knife River’s leverage as a multiple of EBITDA and Adjusted EBITDA. Additionally, EBITDA and Adjusted EBITDA are important financial metrics for debt investors who utilize debt to EBITDA and debt to Adjusted EBITDA ratios. Management believes EBITDA and EBITDA margin, including those measures by segment, are useful performance measures because they provide clarity as to the operational results of the company. Knife River’s management uses these non-GAAP financial measures in conjunction with GAAP results when evaluating its operating results internally and calculating employee incentive compensation, and leverage as a multiple of EBITDA and Adjusted EBITDA to determine the appropriate method of funding operations of the company.
EBITDA is calculated by adding back income taxes, interest expense and depreciation, depletion and amortization expense to net income. EBITDA margin is calculated by dividing EBITDA by revenues. Adjusted EBITDA is calculated by adding back unrealized gains and losses on benefit plan investments, stock-based compensation and one-time separation costs, to EBITDA. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by revenues. These non-GAAP financial measures are calculated the same for both the segment and consolidated metrics and should not be considered as alternatives to, or more meaningful than, GAAP financial measures such as net income or net income margin and are intended to be helpful supplemental financial measures for investors’ understanding of Knife River’s operating performance. Knife River’s non-GAAP financial measures are not standardized; therefore, it may not be possible to compare these financial measures with other companies’ EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA Margin measures having the same or similar names.
The following information reconciles segment and consolidated net income to EBITDA and EBITDA to Adjusted EBITDA and provides the calculation of EBITDA margin and adjusted EBITDA margin.

Three Months Ended June 30, 2023	Pacific	Northwest	Mountain	North Central	All Other and Intersegment Eliminations	Consolidated
	(In millions)
Net income (loss)	$16.5	$31.0	$26.4	$18.3	$(35.4)	$56.8
Depreciation, depletion and amortization	5.5	9.7	6.2	6.1	3.6	31.1
Interest expense, net*	—	—	—	—	17.1	17.1
Income taxes	—	—	—	—	20.1	20.1
EBITDA	$22.0	$40.7	$32.6	$24.4	$5.4	$125.1
Unrealized (gains) losses on benefit plan investments					(.4)	(.4)
Stock-based compensation expense					(.1)	(.1)
One-time separation costs					1.7	1.7
Adjusted EBITDA					$6.6	$126.3

Revenue	$142.2	$179.0	$175.8	$187.6	$100.6	$785.2
Net Income Margin	11.6%	17.3%	15.0%	9.8%	(35.2)%	7.2%
EBITDA Margin	15.5%	22.7%	18.5%	13.0%	5.3%	15.9%
Adjusted EBITDA Margin					6.6%	16.1%

Three Months Ended June 30, 2022	Pacific	Northwest	Mountain	North Central	All Other and Intersegment Eliminations	Consolidated
	(In millions)
Net income (loss)	$9.9	$14.3	$22.8	$9.9	$(18.3)	$38.6
Depreciation, depletion and amortization	5.3	8.9	5.8	6.2	3.5	29.7
Interest expense, net*	—	—	—	—	7.4	7.4
Income taxes	—	—	—	—	11.6	11.6
EBITDA	$15.2	$23.2	$28.6	$16.1	$4.2	$87.3
Unrealized (gains) losses on benefit plan investments					2.4	2.4
Stock-based compensation expense					.7	.7
Adjusted EBITDA					$7.3	$90.4

Revenue	$128.4	$151.0	$170.4	$167.2	$94.8	$711.8
Net Income Margin	7.7%	9.5%	13.4%	5.9%	(19.3)%	5.4%
EBITDA Margin	11.8%	15.4%	16.8%	9.6%	4.4%	12.3%
Adjusted EBITDA Margin					7.7%	12.7%

Six Months Ended June 30, 2023	Pacific	Northwest	Mountain	North Central	All Other and Intersegment Eliminations	Consolidated
	(In millions)
Net income (loss)	$7.9	$35.2	$13.8	$(10.9)	$(30.5)	$15.5
Depreciation, depletion and amortization	11.0	18.6	12.1	11.8	7.2	60.7
Interest expense, net*	—	—	.1	—	26.6	26.7
Income taxes	—	—	—	—	8.1	8.1
EBITDA	$18.9	$53.8	$26.0	$.9	$11.4	$111.0
Unrealized (gains) losses on benefit plan investments					(1.7)	(1.7)
Stock-based compensation expense					.8	.8
One-time separation costs					2.4	2.4
Adjusted EBITDA					$12.9	$112.5

Revenue	$209.9	$294.9	$236.4	$208.6	$143.3	$1,093.1
Net Income Margin	3.8%	11.9%	5.8%	(5.2)%	(21.3)%	1.4%
EBITDA Margin	9.0%	18.3%	11.0%	.4%	7.9%	10.2%
Adjusted EBITDA Margin					9.0%	10.3%

Six months ended June 30, 2022	Pacific	Northwest	Mountain	North Central	All Other and Intersegment Eliminations	Consolidated
	(In millions)
Net income (loss)	$10.1	$18.8	$9.2	$(20.0)	$(19.6)	$(1.5)
Depreciation, depletion and amortization	10.5	17.2	11.3	11.8	7.3	58.1
Interest expense, net*	—	—	.1	—	12.6	12.7
Income taxes	—	—	—	—	(.2)	(.2)
EBITDA	$20.6	$36.0	$20.6	$(8.2)	$.1	$69.1
Unrealized (gains) losses on benefit plan investments					4.0	4.0
Stock-based compensation expense					1.4	1.4
Adjusted EBITDA					$5.5	$74.5

Revenue	$213.8	$256.5	$228.9	$190.1	$132.5	$1,021.8
Net Income Margin	4.7%	7.3%	4.0%	(10.5)%	(14.8)%	(.1)%
EBITDA Margin	9.7%	14.0%	9.0%	(4.3)%	.1%	6.8%
Adjusted EBITDA Margin					4.2%	7.3%

Twelve months ended June 30, 2023	Pacific	Northwest	Mountain	North Central	All Other and Intersegment Eliminations	Consolidated
	(In millions)
Net income (loss)	$32.0	$85.2	$54.3	$50.5	$(88.8)	$133.2
Depreciation, depletion and amortization	22.1	36.5	23.5	23.6	14.7	120.4
Interest expense, net*	—	—	.2	—	43.9	44.1
Income taxes	—	—	—	—	50.9	50.9
EBITDA	$54.1	$121.7	$78.0	$74.1	20.7	348.6
Unrealized (gains) losses on benefit plan investments					(1.7)	(1.7)
Stock-based compensation expense					2.1	2.1
One-time separation costs					2.4	2.4
Adjusted EBITDA					$23.5	$351.4

Revenue	$464.7	$638.6	$549.5	$626.6	$326.6	$2,606.0
Net Income Margin	6.9%	13.3%	9.9%	8.1%	(27.2)%	5.1%
EBITDA Margin	11.6%	19.1%	14.2%	11.8%	6.3%	13.4%
Adjusted EBITDA Margin					7.2%	13.5%

Twelve months ended June 30, 2022	Pacific	Northwest	Mountain	North Central	All Other and Intersegment Eliminations	Consolidated
	(In millions)
Net income (loss)	$40.5	$52.5	$46.4	$29.1	$(60.8)	$107.7
Depreciation, depletion and amortization	20.9	30.0	21.2	23.6	14.6	110.3
Interest expense, net*	—	—	.2	—	22.2	22.4
Income taxes	—	—	—	—	34.7	34.7
EBITDA	$61.4	$82.5	$67.8	$52.7	10.7	275.1
Unrealized (gains) losses on benefit plan investments					(2.9)	(2.9)
Stock-based compensation expense					2.4	2.4
Adjusted EBITDA					$10.2	$274.6

Revenue	$446.3	$523.5	$521.9	$559.2	$300.3	$2,351.2
Net Income Margin	9.1%	10.0%	8.9%	5.2%	(20.2)%	4.6%
EBITDA Margin	13.8%	15.8%	13.0%	9.4%	3.6%	11.7%
Adjusted EBITDA Margin					3.4%	11.7%
*Interest, net is interest expense, net of interest income.

The following tables provide the reconciliation to trailing twelve month EBITDA as of June 30, 2023, as well as the leverage calculation of net debt to trailing twelve month EBITDA.

	Twelve Months Ended June 30, 2023	Six Months Ended June 30, 2023	Twelve Months Ended December 31, 2022	Six Months Ended June 30, 2022
	(In millions)
Net income (loss)	$133.2	$15.5	$116.2	$(1.5)
Depreciation, depletion and amortization	120.4	60.7	117.8	58.1
Interest expense, net	44.1	26.7	30.1	12.7
Income taxes	50.9	8.1	42.6	(.2)
EBITDA	$348.6	$111.0	$306.7	$69.1
Unrealized (gains) losses on benefit plan investments	(1.7)	(1.7)	4.0	4.0
Stock-based compensation expense	2.1	.8	2.7	1.4
One-time separation costs	2.4	2.4	—	—
Adjusted EBITDA	$351.4	$112.5	$313.4	$74.5

	Twelve Months Ended June 30, 2023
	(In millions)
Long-term debt	$848.4
Long-term debt - current portion	7.1
Total debt	855.5
Less: Cash and cash equivalents, excluding restricted cash	40.1
Total net debt	$815.4

Net debt to June 30, 2023, trailing twelve month EBITDA	2.3	x

The following table provides a reconciliation of consolidated GAAP net income to EBITDA and adjusted EBITDA for forecasted results.

	2023
	Low	High
	(In millions)
Net income	$110.0	$140.0
Adjustments:
Interest expense	55.0	55.0
Income taxes	35.0	55.0
Depreciation, depletion and amortization	120.0	120.0
EBITDA	$320.0	$370.0
Unrealized (gains) losses on benefit plan investments	—	—
Stock-based compensation expense	3.5	3.5
One-time separation costs	6.5	6.5
Adjusted EBITDA	$330.0	$380.0